As filed with the Securities and Exchange Commission on December 17, 2008

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

__________________________________

AUTOINFO, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-2867481 (I.R.S. employer identification number)

6413 Congress Ave – Suite 260

Boca Raton, Florida 33487

(561) 988 - 9456

(Address, including zip code, and telephone number, including area code, of principal executive offices)

__________________________________

1992, 1997, 1999, 2003, and 2006 Stock Option Plans

2005, and 2006 Independent Sales Agent Stock Option Plans

(Full title of the plan)

__________________________________

Harry Wachtel

Chief Executive Officer

6413 Congress Avenue, Suite 260

Boca Raton, Florida 33487

(561) 988-9456

(561) 994-8033 Facsimile

(Name and address, including zip code, and telephone number, including area code, of agent for service)

__________________________________

Please send copies of all communications to:

Kenneth S. Rose, Esq.

Morse, Zelnick, Rose & Lander, LLP

405 Park Avenue

New York, New York 10022

(212) 838-5030

(212) 838-9190 Facsimile

__________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (par value $.001 per share) issuable under the 1992, 1997, 1999, 2003, and 2006 Stock Option Plans, and 2005, and 2006 Independent Sales Agent Stock Option Plans (the “Option Plans”)	12,981,735 Shares	$1.48 (2)	$9,587,950(3)	$ 376.81
Common Stock (par value $.001 per share) issuable under the Option Plans	3,944,846 Shares	$.27 (4)	$1,065,109	$ 41.86
Total	16,926,581 Shares		$10,653,059	$418.67

(1)

The Registration Statement covers: (i) 16,926,581 shares issuable under the Option Plans; and (ii) an indeterminate number of additional shares as may be added to the plan to adjust for capital changes pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Act”).

(2)	Represents the maximum exercise price for outstanding options included in the aggregate outstanding options granted under the Option Plans.

(3)

Calculated in accordance with rule 457(c), the proposed maximum aggregate offering price equals the aggregate of the actual exercise prices for the outstanding options granted under the Option Plans exercisable for 12,981,735 shares of Common Stock at prices ranging from $0.05 to $1.48.

(4)

Estimated pursuant to Rule 457(c) and (h) under the Act, solely for the purpose of calculating the registration fee based on the average of the high and low price per share of the Common Stock reported by the OTC bulletin board on December 12, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the "Registration Statement") is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the "Commission") by AutoInfo, Inc. (the “Company”) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this registration statement:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

(2)	Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

(3)	Current Report on Form 8-K filed on May 8, 2008; and

(4)

The description of the Company's Common Stock, contained in its Registration Statement on Form 8-A, effective on May 20, 1986, registering such shares pursuant to Section 12 of the Exchange Act, including any amendment or report updating such information.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The Company will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus included in this registration statement is delivered, upon the written or oral request of any such person, a copy of any document incorporated by reference into this registration statement (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to the Company, 6413 Congress Ave – Suite 260, Boca Raton, Florida 33487, Tel: (561) 988 - 9456 Attention: William Wunderlich, Chief Financial Officer.

Item 4.	Description of Securities.

     Not applicable.

Item 5.	Interests of Named Experts and Counsel.

     Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law grants us the power to indemnify our directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our Certificate of Incorporation provides that we indemnify and hold harmless each of our directors and officers to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.

Our Certificate of Incorporation also provides that a director will not be personally liable to us or to our stockholders for monetary damages for breach of the fiduciary duty of care as a director. This provision does not eliminate or limit the liability of a director:

•	for breach of his or her duty of loyalty to us or to our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the Delaware General Corporation Law (relating to unlawful payments or dividends or unlawful stock repurchases or redemptions); or
•	for any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to our Certificate of Incorporation, Bylaws and the Delaware General Corporation Law, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed.

     Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit

No.	Description

No. 4A	Specimen Stock Certificate. (1)

No. 5A	Opinion of Morse, Zelnick, Rose and Lander, LLP. *

No. 23A	Consent of Dworken, Hillman, LaMorte & Sterczala, P.C., independent registered public accounting firm.*

No. 23B	Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5A).

No. 24A	Power of Attorney (included in signature page).

_______________________

* Filed herewith.

(1)	This Exhibit was filed as Exhibit to our Registration Statement on Form S-1 (File No. 33-15465) and is incorporated herein by reference.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability of the undersigned Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on December 17, 2008.

AutoInfo, Inc.

By:	/s/ Harry M. Wachtel

Harry M. Wachtel,

President and Chief Executive Officer

POWER OF ATTORNEY

ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry Wachtel and William I. Wunderlich, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacities indicated on the date set forth above.

Signature	Title

/s/ Harry M. Wachtel
Harry M. Wachtel	Chief Executive Officer, President and Director (principal executive officer)

/s/ William I. Wunderlich
William I. Wunderlich	Chief Financial and Accounting Officer (principal financial officer)

/s/ Mark Weiss
Mark Weiss	Director

Director
Peter C. Einselen

/s/ Thomas C. Roberston	Director
Thomas C. Roberston